As filed with the Securities and Exchange Commission on August 5, 2013

REGISTRATION STATEMENT NO. 333-85813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-85813

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Sprott Resource Lending Corp.

(Exact Name of Registrant as Specified in its Charter)

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Royal Bank Plaza, South Tower 200 Bay Street Suite 2750, P.O. Box 90 Toronto, Ontario M5J 2J2	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

STOCKSCAPE.COM TECHNOLOGIES INC. STOCK INCENTIVE PLAN

(Full title of Plans)

Registrant’s telephone number, including area code: (416) 362-7172

Corporation Service Company

Suite 400, 2711 Centerville Road

Wilmington, Delaware 19808

(302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (the “Post-Effective Amendment”) constitutes Amendment No. 1 to the registration statement on Form S-8 (File No. 333-85813) (the “Registration Statement”) filed by Stockscape.com Technologies Inc., a predecessor filer to Sprott Resource Lending Corp. (the “Company”).

On August 5, 2013, the Company filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock under the Securities Exchange Act of 1934, as amended. In accordance with undertakings made by the Company in the Registration Statement, this Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statements and issuable under the Stockscape.com Technologies Inc. Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-8/A (Post-Effective Amendment No. 1) to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on August 5, 2013.

SPROTT RESOURCE LENDING CORP.

By:	/s/ Narinder Nagra
Narinder Nagra
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-8/A (Post-Effective Amendment No. 1) to the registration statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Grosskopf Peter Grosskopf	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2013

/s/ Jim Grosdanis Jim Grosdanis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2013

/s/ Murray Sinclair Murray Sinclair	Chairman of the Board and Director	August 5, 2013

/s/ David Black David Black	Director	August 5, 2013

/s/ Brian Bayley Brian Bayley	Director	August 5, 2013

/s/ Murray John Murray John	Director	August 5, 2013

/s/ Dale Peniuk Dale Peniuk	Director	August 5, 2013

/s/ Stewart Robertson Stewart Robertson	Director	August 5, 2013

/s/ Donald Copeland Donald Copeland	Director	August 5, 2013

/s/ Paul Dimitriadis Paul Dimitriadis	Director	August 5, 2013

/s/ Arthur Richards Rule Arthur Richards Rule	Authorized U.S. Representative	August 5, 2013